Exhibit 10.106(a)

FIRST AMENDMENT TO MASTER LETTER OF CREDIT AGREEMENT

THIS FIRST AMENDMENT TO MASTER LETTER OF CREDIT AGREEMENT, dated as of June 15, 2015 (this “Amendment”), is among Smith & Wesson Holding Corporation, a Delaware corporation (“Holdings”), Smith & Wesson Corp., a Delaware corporation (“S&W Corp.” and, together with Holdings, the “Customer”) and TD BANK, N.A. (the “Bank”).

WHEREAS, the parties hereto are parties to that certain Master Letter of Credit Agreement dated as of August 15, 2013, as amended by that certain Letter Agreement dated as of August 15, 2013 (as so amended, and as further amended, restated, amended and restated or modified from time to time, the “Letter of Credit Agreement”);

WHEREAS, the Customer has requested that the Bank consent to the amendments to the Letter of Credit Agreement set forth in Section 2 hereof; and

WHEREAS, the Bank is willing to amend certain provisions of the Letter of Credit Agreement, in each case, on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS.  Capitalized terms used herein which are defined in the Letter of Credit Agreement have the same meanings herein as therein.

2. AMENDMENTS.  The Customer and the Bank agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

(a) Amendment to Section 6(d) of the Letter of Credit Agreement.  Section 6(d) of the Letter of Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)(i) If Customer shall fail to perform any agreement herein contained or contained in any security agreement or other agreement or application for issuance of a Credit delivered by Customer to Bank, or if Customer defaults in the punctual payment of any sum payable upon Obligations or Collateral, or upon the happening with respect to Customer of any of the following: the commencement of any proceeding suit or action for reorganization, dissolution or liquidation; suspension or liquidation of Customer's usual business; insolvency; the filing of a petition under any of the provisions of the Bankruptcy Act or amendments thereto; dissolution or death; application for, or appointment of, a conservator, rehabilitator or receiver for any of Customer or Customer's property in any jurisdiction; issuance of any injunction or an order of attachment; the calling of a meeting of creditors; appointment of a committee of creditors or liquidating agent; offering a composition or extension to creditors; assignment for benefit of creditors; making or sending notice of an intended bulk transfer; failure, after demand, to furnish any financial information or to permit the inspection of books or records of account; the making of any misrepresentation to Bank for the purpose of obtaining credit or an extension of credit; or if the condition or affairs of Customer shall so change, as, in Bank's opinion, shall impair Bank's security interest or increase Bank's credit risk, or if Bank otherwise deems itself insecure, or (ii) the Customer or any subsidiary of Customer (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness or guarantee owed pursuant to that certain Credit Agreement dated as of June 15, 2015 among the Customer, as borrowers, certain subsidiaries of the Customer party thereto as guarantors, the Bank, as administrative agent, and the other lenders from time to time party thereto (amended, restated, amended and restated or modified from time to time, the “Credit Agreement”) or (B) fails to observe or perform any other agreement or condition relating to the Credit Agreement or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded -- upon the happening on any of the events set forth in subsection (i) or (ii) above, all of the said Obligations, although not yet due, shall, without notice or demand, forthwith become and be immediately due and payable at Bank's option, notwithstanding any time, credit or grace period otherwise allowed under any of said Obligations or under any instrument evidencing the same.”

3. NO DEFAULT; REPRESENTATIONS AND WARRANTIES; CONFIRMATION.

To induce the Bank to enter into this Amendment:

(a) Each Customer hereby represents and warrants that (i) the representations and warranties of each Customer set forth in the Letter of Credit Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date); (ii) each Customer has the power and is duly authorized to enter into, deliver and perform this Amendment, (iii) this Amendment (including such acknowledgment, consent and confirmation) constitutes the legal, valid and binding obligation of each Customer and is enforceable against such Customer in accordance with its terms; (iv) both before and after giving effect to this Amendment, each Customer is in compliance with all of the terms and provisions set forth in the Letter of Credit Agreement and any other documents on their part to be observed or performed thereunder; and (v) both before and after giving effect to this Amendment, no default under Section 6(d) of the Letter of Credit Agreement shall have occurred and be continuing.

(b) Each Customer hereby reaffirms each of the agreements, covenants, indemnities and undertakings set forth in the Letter of Credit Agreement and each and every other document executed in connection therewith or pursuant thereto, as modified hereby, as if each Customer were making such agreements, covenants and undertakings on the date of this Amendment;

(c) Each Customer does hereby acknowledge and agree that no right of offset, defense, counterclaim, claim, cause of action or objection in favor of the Customer against the Bank exists arising out of or with respect to (i) this Amendment, the Letter of Credit Agreement or any other document executed in connection therewith or pursuant thereto or the Obligations, or (ii) any other documents now or heretofore evidencing or in any way relating to the foregoing.

4. EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective upon receipt by the Bank of executed counterparts of this Amendment properly executed by each Customer.

5. MISCELLANEOUS.

(a) Except to the extent specifically amended or consented hereby, the Letter of Credit Agreement and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Letter of Credit Agreement or such other documents (whether directly or by incorporation into other defined terms), such terms or sections shall be deemed to refer to those terms or sections as amended by this Amendment.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.  This Amendment may be executed by facsimile and scanned and emailed signatures.

(c) This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Each Customer agrees to pay all reasonable expenses, including reasonable legal fees and disbursements incurred by the Bank in connection with this Amendment and the transactions contemplated hereby.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CUSTOMER:

SMITH & WESSON HOLDING CORPORATION

By:	/s/ Jeffrey D. Buchanan
Name:	Jeffrey D. Buchanan
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SMITH & WESSON CORP

By:	/s/ Jeffrey D. Buchanan
Name:	Jeffrey D. Buchanan
Title:	Executive Vice President, Chief Financial Officer and Treasurer

BANK:

TD BANK, N.A.

By:	/s/ Maria Goncalves
Name:	Maria Goncalves
Title:	Regional Vice President

[First Amendment to Master Letter of Credit Agreement Signature Page]